HYPO BANK
                     Bayerisch Hypomeken- und Wachsel-Bank
                               Aldiongosollxchaft



                                New York Branch

Financial Square                        Phone:         General (212)248-0650
New York, NY 10005                                     Forox   (212)809-1000
Postal Address:                                        MMKT    (212)809-1370
P.O. Box 810                                           Fax     (212)440-0798
New York, NY 10288/USA                  Cable Address: hypobank Nyk
                                        Telex          Forx TRT 170921 Hypo FxUt
                                                       TRT 175850 Hypo-Bank NYK
                                                       TRT 175851 Hypo-Bank NYK
                                        General:       WU Dom.   6400248


                               December 27, 1996

Marker International
Mr. Brad L. Stewart
1070 West 2300 South
Salt Lake City, Utah 84119


Dear Brad,

We are pleased to send you the revised version of the Promissory Note. Please execute the original and send it back via FedEx.

Thank you very much for your cooperation.

Best regards

                     Bayerische-Hypotheken- und Wechsel-Bank
                               Aktiengesellschaft
                                New York Branch


                /s/ Christine Elcik                    /s/ Yoram Dankner
                -------------------                    -----------------
                  Christine Elcik                         Yoram Dankner
                  Banking Officer                      Senior Vice President













Public Limited Company entered in the        Chairman of Supervisory Board:
Commercial Register of the Munich            Dr. jur. Klaus Gotte
District Court, Section 8. No. 4900
Registered Office Munich.


Members of the Board of                      Martin Kolsch, Dr. Eberhard Martini
Managing Directors:                          Wemer Munstermann
Dr. Hans Fey, Dr. Hans H. Friedl             Dr. Martin Schutte
Dr. Joachim Hausser, Dr. Klaus Heiss         Josef F. Wertschulte
Dr. Peter Hoch, Franz Huber                  (01/96)

            Second Restated and Amended Promissory Note (the "Note")

                                                   Dated as of December 18, 1996

For value received, MARKER INTERNATIONAL, a corporation organized under the laws of the State of Utah, with its principal place of business located at 1070 West 2300 South, Salt Lake City, Utah 84126 ("Borrower"), hereby unconditionally promises to pay to the order of BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AKTIENGESELLSCHAFT, acting through its New York Branch ("Lender"), at its office at 32 Old Slip, Financial Square, 32nd floor, New York, New York 10005, or any other branch or office of Lender which it shall designate, the principal sum of Seven Million Two Hundred Eighty Four Thousand Two Hundred Five Deutsche Marks and forty Two Pfennigs (DEM 7,284,205.42)("Principal") on April 15, 1998
("Maturity Date"), and to pay interest thereon, to the extent permitted by applicable law in accordance with the following:

1. Interest.
(a) Interest shall accrue (i) for the period from the Effective Date, through December 27, 1996 at 4.6875% per annum; (ii) for the period from December 27, 1996 through and including April 15, 1997 at 4.8125% per annum; and (iii) for the period thereafter at Borrower's option of (x) a rate to mutually agreed upon between Borrower and Lender, or (y) at a rate per annum equal to one point five percent (1.5%) above LIBOR (as defined below) for interest periods of 1,2,3 or 6 months (each period set forth herein shall be an "Interest Period").

(b) "LIBOR" shall mean that rate of interest, as determined by Lender in its sole judgment, at which, for a Interest Period commencing on the date of each borrowing ("Borrowing") and, if applicable, each successive Interest Period. Deutsche Mark deposits in an amount equal to the outstanding Principal shall be offered to Lender in the London Interbank market at approximately 11 a.m. London time two Business Days (as defined below) prior to the first day of such Interest Period, whether or not borrower shall have notice thereof: provided that LIBOR is available, and provided further, that each such period shall commence on the day on which the immediately preceding period expires. If LIBOR shall be deemed unavailable, interest shall accrue at a per annum rate to mutually agreed to by Lender and Borrower. LIBOR shall be deemed unavailable if no deposit in the amount of the outstanding Principal hereunder based on the Interest Period selected is readily obtainable by Lender in the London Interbank market, as determined by Lender in its sole judgment.

(c) As used herein. "Business Day" shall mean any day on which commercial banks in Frankfurt, Federal Republic of Germany, London, England and New York, New York are open for general business.

(d) Except as otherwise provided herein, interest shall accrue on the outstanding Principal form the date hereof (the "Effective Date") until its payment to Lender in full, computed on the basis of a 360-day year and the actual number of days elapsed. Accrued interest shall be paid to Lender, (i) on the Maturity Date, (ii) on the last day of each Interest Period, (iii) when the Interest Period is longer than three months, every three months after the Initial Day, (as defined below) and (iv) whenever else a payment of Principal shall be make of shall become payable.

(d) Notwithstanding any provision to the contrary contained herein, (i) if the last day of an Interest Period falls on a day other than a Business Day, then the last day of the Interest Period shall be extended to fall on the next succeeding Business Day, unless such extension would cause the last day of the Interest Period to occur in the next following calendar month, in which case, the Interest Period shall end on the immediately preceding Business Day; (ii) if any Interest Period begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), then it shall end on a day which is the last Business Day of the applicable calendar month: and (iii) no Interest Period may be selected that would end later than the Maturity Date.

2.  Prepayments.
The Principal may be paid before the Maturity Date, only if Lender shall have given its prior written consent. With such a prepayment, Borrower shall also pay accrued interest and any other amounts owed to Lender in respect of the Borrowing and shall reimburse Lender for any fee, cost, expense or loss which Lender shall incur or suffer, in an amount to be determined by Lender in its sole discretion, because of early payment of Principal including, but not limited to, any fee, cost, expense or loss which Lender shall incur in the redeployment of its funds.

3.Payments.
(a) Each payment due under this Note shall be made in immediately available funds at the office of Lender or to such account as Lender may designate to Borrower without any setoff, withholding or deduction of any kind. Whenever any payment to be made hereunder would without this provision be due and payable on a day which is not a Business Day, it shall be due on the next succeeding Business Day.

(b) Lender shall apply payments received from or for the account of Borrower first to accrued, unpaid interest due Lender and next to sums due Lender other than Principal, notwithstanding any direction by Borrower to the contrary.

(c) All payments of Principal, interest and any other sums due hereunder shall be made in the amounts required hereby without any reduction or setoff (unless based on a final judgment in which execution may be had), notwithstanding the assertion of any right of recoupment or setoff or any counterclaim, and without any withholding on account of taxes, levies or duties or any other deduction whatsoever, In the event that Borrower is required by law to withhold or to deduct any sum from payments required hereby, Borrower shall, to the extent permitted by applicable law, increase the amount paid by it to Lender by such withholding or deductions as may be necessary so that Lender shall receive an amount which after payment of any sum withheld or deducted shall be equal to the amount that Lender would have received had such sum not been withheld or deducted.

(d) In the event that Borrower does not cause a payment to be made when and as due to Lender, Lender may charge the amount due to any account of Borrower with Lender or any other branch or any subsidiary of Lender and apply funds from such account to the payment due, unless Lender shall have agreed expressly with Borrower not to do so.

4. Interest  Selection  Notice.
(a) to request an Interest Rate and/or Interest Period, borrower shall in communication to Lender (the "Notice") refer to this Note and specify the Interest Rate being selected, and if applicable, the duration of such Interest Period and the Business Day on which the Interest Rate and /or Interest Period is to commence ("Initial Day"). to be effective, a Notice must be received by Lender at least two full business days prior to the Initial Day. A Notice not in writing shall be deemed to have been complete and in accordance with the record Lender makes of the Borrowing.

(b) By requesting an Interest Rate and/or Interest Period, Borrower shall be deemed to represent that, as of the date of the request, the Representations and Warranties of Section 5 hereof remain accurate and that no Event of Default (as defined below) or an event which, with the giving of notice or the passage of time, or both, would become an Event of Default, will result or have resulted. No selection of an Interest Rate and/or Interest Period shall be effective unless all such Representations and Warranties shall then be true and correct[. and Lender shall have received in form and substance satisfactory to Lender and its counsel, certificates of corporate officers of Borrower or other evidence, reasonably requested by Lender, as to its corporate existence, its authority to act and to perform as contemplated hereby, the identity of its officers acting on its behalf in connection with this Agreement and their authority to act on its behalf].

5. Representations and Warranties.
By executing and delivering this Note, Borrower represents and warrants that

(a) Borrower is a corporation duly organized, validly existing, and in good standing and qualified to do business in the jurisdiction of its incorporation and states in which it is operating: (b) Borrower has full power and authority, not restricted by any law or governmental regulation, to execute and deliver this Note and to perform its obligations as contemplated hereby; (c) execution and delivery of this Note has been duly authorized and it is being duly executed and delivered to Lender; upon delivery it will evidence a valid and legally binding obligation of Borrower, enforceable in accordance with its terms; (d) Borrower is not in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement or instrument to which Borrower is a party, in which the aggregated defaulted amounts equal or exceed Two Hundred Thousand United States Dollars ($200,000.00);

(e) execution and delivery of this Note is not in violation of, nor is it an event of default, or an event which with the passage of time or service of notice may become an event of default, under any agreement or instrument to which Borrower is a party;

(f) execution and delivery of, and performance under, this Note will not result in the creation or imposition of any security interest in, or lien or encumbrance upon, any asset of Borrower except in favor of Lender;

(g) Borrower has filed all tax returns and any other reports to government agencies which it is required by law to file; and

(h) Borrower's financial statements, including any schedules and notes pertaining thereto, are, and have been, prepared in accordance with generally accepted accounting principles consistently applied except as noted in them, and fully and fairly present, at the dates thereof, the financial condition of Borrower and if prepared on a consolidated basis, subsidiaries of Borrower (such subsidiaries hereinafter "Consolidated Subsidiaries"), and the results of operations for the period covered thereby; there has been no material, adverse change in the financial condition or business of Borrower or any Consolidated Subsidiary since the date as of which the statements last received by Lender were prepared (which, as of the date hereof, is March 31, 1996).

6. Events of Default Any person, corporation or other entity that (i) directly or indirectly through one or more intermediaries is controlled by Borrower or
(ii) has given, a guaranty, pledge, security agreement, mortgage, conditional assignment, comfort letter or other commitment to secure or support Borrower's obligations to Lender shall hereafter be referred to as an "Affiliate". If any of the following events ("Events of Default") shall occur, namely

(a) any representation or warranty set forth in this Note, in an document given in connection with it or otherwise made in connection with any extension of credit by Lender to Borrower shall prove to have been false or misleading in any material respect when made or deemed to have been made; or

(b) Borrower shall fail to pay to Lender any Principal when and as due hereunder; or for five days Borrower shall fail either to pay to Lender any other sum when and as due hereunder to to comply with any other obligation of Borrower under this Note; or any document given in connection with it or to fulfill any condition to the Borrowing which shall not have been expressly waived in a writing signed by two officers of Lender; or Borrower or any Affiliate shall fail to pay when and as due and payable or within any applicable grace period any indebtedness of an amount material in respect of his or its financial condition or business, or shall default with respect to any evidence of indebtedness or any obligation for borrowed money in such an amount, or with respect to the performance of any other obligation incurred in connection with any such indebtedness or obligation; or

(c) Borrower shall not, within ten days after Lender's request and Lender's agreement to any reasonable requirement for confidential treatment of information receive, provide to Lender information Borrower has pertaining to its business or finances, or to the business or finances of an Affiliate or allow the inspection during business hours of his or its books and records; or

(d) a final judgment shall be entered against Borrower or an Affiliate for the payment of money in an amount material in respect of his or its financial condition or business, or it shall have, or may reasonable be expected to have, a material, adverse effect on his or its financial condition or business, and the same shall remain unsatisfied for a 30-day period during which it might be executed upon; or any writ or warrant of attachment or execution or similar process shall be issued or levied against Borrower's or Affiliate's property having a book value in an amount material in respect of his or its financial condition or business, and the same shall not be discharged, released, vacated or bonded within 30 days after its issue or levy; or a judgment creditor shall by any means, including levy, distraint, replevin or self-help, obtain actual or constructive possession of Borrower's or an Affiliate's property having a book value in an amount material in respect of his or its financial condition or business, or such possession shall have a material adverse effect on his or its financial condition or business; or

(e)(i) Borrower generally shall not pay its debts as they become due, or as it becomes insolvent or suspends its usual business; (ii) Borrower shall enter into an agreement with its creditors to reduce its obligations to them or to defer their fulfillment, make a general assignment for the benefit of its creditors, commence any proceeding relating to it under any Chapter to Title 11 of the United States code or seek any other form of relief from its creditors or from a court or governmental agency pursuant to any law, statue or procedure of any jurisdiction (federal, state or foreign) for the relief of financially distressed debtors (each of the foregoing a "Debtor Relief Procedure"); (iii) a Debtor Relief Procedure shall be commenced against Borrower and shall not be dismissed or otherwise terminated within 30 days; or (iv) Borrower shall take any action to effect any event described in clauses (i), (ii) or (iii) of this subsection; term "Borrower" used in this subsection shall also include any Affiliate; or

(f) there shall have been any other material, adverse change in the financial condition, business or operations of Borrower or any Affiliate or the condition or affairs of Borrower or any Affiliate shall change in such a manner that, in the opinion of Lender, its credit risk is increased or Lender shall deem itself insecure, and Lender shall have given Borrower notice of such change or insecurity and Borrower shall not have eliminated such risk within 30 days of such notice; or

g) this Note, or any guaranty of Borrower's or an Affiliate's obligations to Lender or any agreement or commitment securing or supporting any such obligation shall be declared by a court of competent jurisdiction to be not in full force and effect or shall for any other reason cease to be fully enforceable in courts within the United States having jurisdiction over Borrower; or the validity or enforceability of any of the foregoing shall be challenged, denied or contested by Borrower, any Affiliate, or person acting by or through either Borrower or any Affiliate, or any person having possession, custody or any control over any property of Borrower or any Affiliate, or any governmental office or agency; or

(h) Borrower shall, without Lender's written consent signed by two of its officers, transfer or grant or allow to attach a security interest in, Borower's interest in (i) any asset without receiving fair consideration for it or (ii) except in the ordinary course of its business, any asset having a value material to Borrower's financial condition or that is material to the successful operation of Borrower's business; or

(i) there shall occur any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any Affiliate shall be displaced, or its authority in the conduct of its business shall be curtailed or impaired;

thereupon, by Lender giving notice thereof to Borrower, (i) every liability of Borrower to Lender of whatever kind, whether absolute or contingent shall forthwith become payable, both as to Principal and interest: and (ii) interest shall accrue on the outstanding Principal until the date of its payment in full at the lesser of a rate two percent above the Base Rate in effect from time to time, or the maximum rate, allowed by applicable law. "Base Rate" for the use of its loan officers in setting interest rates for borrowing, whether or not Borrower shall have notice thereof.

7. Governing Law; Resolution of Disputes.
This Note, any amendment to it or any note given as a replacement or in substitution for it shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed wholly in that State. IN CONNECTION WITH ANY DISPUTE WHICH MAY ARISE UNDER THIS NOTE OR ANY AMENDMENT OF IT, OR ANY NOTE GIVEN AS A REPLACEMENT OR IN SUBSTITUTION FOR IT. BORROWER HEREBY IRREVOCABLE SUBMITS TO, AND WAIVES ANY OBJECTION TO, THE JURISDICTION OF THE COURTS OF THE UNITED STATES AND OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH A COURT; AND WAIVES ANY RIGHT TO TRIAL BY JURY.

8. Change of Circumstances.
(a) If after the date hereof there shall become effective any change in any law or regulation, in the application or interpretation thereof by a governmental authority, or there shall be issued or changed any guideline (whether or not having the force of law) by an entity charged with responsibility therefor, including without limitation any issuance or change in respect of reserve, capital adequacy, asset ratio, tax or similar requirements, or if any such authority or entity shall request or direct that Lender comply with any law, regulation or guideline or if the Lender shall commence compliance with any law, regulation, or guideline, either in effect or expected to become effective, and if as a result of such change, request, direction or compliance the cost to the

Lender of maintaining, or obtaining funds to satisfy, its commitment or its other obligations regarding the transaction represented hereby shall increase, the net income after taxes received or receivable by the Lender in connection with this transaction shall be reduced or the return it would receive on its capital or performance of this transaction shall be diminished, Borrower shall compensate the Lender in the manner requested by the Lender so that the Lender shall receive the sums or return on its capital it could not receive because of such change, request, direction or compliance. The Lender's request for such compensation shall be accompanied by a certificate setting forth the basis of its entitlement thereto and shall be conclusive, absent manifest error. The Lender shall not be entitled to compensation pursuant to this provision because of an increase in tax rates applicable to its general income.

(b) If there shall be a change in an applicable law or regulation or in the interpretation thereof, or a material change in the New York market and \ or London Interbank Deutsche Mark market, including any changes set forth in the foregoing paragraph (a), as may have occurred, so that in Lender's judgment it shall become unlawful for Lender to continue such Borrowing in accordance with this note, or if by doing so Lender, in its reasonable discretion, determines that it would be subject to material adverse operational burdens or restrictions, the Lender shall give notice of such fact to Borrower and outstanding Principal and accrued interest, and all other sums owed to Lender, shall forthwith become payable and Borrower shall pay to Lender such sums as would be payable under this Note if a prepayment were made on the date of such notice in an amount equal to the outstanding Principal of the Borrowing and reimburse Lender for any fee, cost, expense or loss Lender shall incur or suffer because of such change, in an amount to be determined by Lender in its reasonable discretion.

9. Other Provisions.
(a) Borrower waives demand, presentment, protest, notice of dishonor and any other form of notice, not expressly required of Lender by this Note, that may be required to hold Borrower liable on this Note.

(b) Any notice or advice given to Borrower at the above address or any other specified by it in writing shall be presumed received by Borrower immediately if given by telex or facsimile transmission, within one day if given by telegram, Express Mail or a recognized courier service, or within three days if deposited, first class postage prepaid, in an official depository of the United States Postal Service for mail to be delivered.

(c) Borrower shall reimburse Lender upon request for any out-of-pocket expenses, including reasonable fees and disbursements of legal counsel, incurred in connection with the enforcement of this Note or amendment of it, or any note given an a replacement or in substitution for it, or maintenance of its right thereunder. Each sum due to Lender under this Note, other than Principal and interest, shall bear interest from the date of demand until the date of payment in full at per annum rates equal to the lesser of two per cent above the Base Rate or the maximum extent allowed by applicable law.

(d) In the event Lender extends credit to Borrower after the date hereof and such extension of credit shall not be pursuant to a written agreement signed by two officers of Lender or evidenced by a note accepted by Lender, it shall be governed by and subject to all the provisions of this Note except that the term and interest rate shall be as otherwise agreed.

(e) Neither Lender nor its directors, officer, attorneys, agents or employees shall be liable to Borrower or any Affiliate for any loss or damage caused by any act or omission on the part of any of them unless such loss or damage shall have been caused by the gross negligence or willful misconduct of such person, unless such loss or damage shall have been the direct, immediate and necessary result of such act or omission and unless such result was intended by such person or such person knew that such loss or damage was the probable result of his act or omission.

(f) This Note constitutes the entire agreement with respect to the subject matter hereof; Borrower has not relied upon any representation of Lender in making the Borrowing or giving this Note. This Note supersedes all prior agreements, understanding and arrangements, whether oral or written, regarding the obligations of Borrower which it evidences, including specifically the Promissory Note dated June 26, 2995 and the Restated and Amended Promissory Note dated January 15, 1996.

(g) This Note may not be modified or amended except by an instrument or instruments in writing signed by the person or entity against whom enforcement of any such modification or amendment is sought, with two officers of Lender signing if it must sign: the waiver by Lender of any condition of, or any breach or any term or provision of, this Note shall be limited to such instance and shall not be construed as a waiver of the conditions generally or of any subsequent breach.

(h) In the event any one or more of the provisions contained in this Note, any amendment of it or any note taken as a replacement or in substitution for it, should be invalid, illegal or unenforceable in any respect, the remaining provisions shall not for that reason be affected or impaired in any way.

(i) Unless the context otherwise requires, words of any gender shall include each other gender where appropriate.

(j) This Note shall inure to the benefit of, and shall be binding upon, Lender and Borrower, their respective successors and Lender's assigns.

                                             MARKER INTERNATIONAL, Borrower


                                             By: /s/Brad L. Stewart
                                             ---------------------------
                                             Title: Vice President & CFO